                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (and the related prospectus) for the exchange of the 7.35% Norfolk Southern
Corporation debt securities maturing May 15, 2007 for debt securities maturing
September 1, 2014, on Form S-4 of Norfolk Southern Corporation of our report dated January 27, 2004, with respect to the consolidated balance sheets of
Norfolk Southern Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders'
equity and cash flows for each of the years in the three-year period ended
December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern
Corporation. Our report refers to the adoption by the Company of Financial
Accounting Standards Board Statement No. 143, Accounting for Asset Retirement
Obligations, and Financial Accounting Standards Board Interpretation No. 46,
Consolidation of Variable Interest Entities, effective January 1, 2003.

We also consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
Norfolk, Virginia
July 30, 2004